EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-41646, 333-46200, 333-46770, 333-55530, 333-56230, 333-60968, 333-68238, 333-70492, 333-89944, 333-109542, 333-114970, 333-118499, 333-120291, 333-121814, and 333-130253 on Form S-3, and in Registration Statement Nos. 333-46166, 333-55528, 333-55850, 333-57680, 333-60270, 333-69452, 333-75526, 333-101327, 333-103189, 333-110430, 333-119387, 333-120056, 333-121302, 333-126419, 333-143331, 333-143330, 333-146549, and 333-146548 on Form S-8 of our report dated May 23, 2008 (June 23, 2008 as to the caption “Relacom AB” included in Note 2) relating to the consolidated financial statements of Flextronics International Ltd. and subsidiaries (“the Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment) and our report dated May 23, 2008 relating to the effectiveness of Flextronics International Ltd. and subsidiaries’ internal control over financial reporting, appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of the Company for the year ended March 31, 2008.
San Jose, California
June 23, 2008